UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 30, 2012
(Date of earliest event reported)

THOMAS & BETTS CORPORATION
 (Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

1- 4682	22-1326940
(Commission File Number)	(IRS Employer Identification No.)

8155 T&B Boulevard
Memphis, Tennessee 38125
(Address of Principal Executive Offices)(Zip Code)

(901) 252-8000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.

On May 2, 2012, Thomas & Betts Corporation (the “Company”) held a special meeting of shareholders of the Company for the purpose of submitting to a shareholder vote the proposals described in greater detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on March 30, 2012.  Holders of 40,193,691 shares of common stock of the Company, representing approximately 76% of the shares of the common stock of the Company outstanding and entitled to vote as of March 28, 2012, the record date for the special meeting, were present in person or represented by proxy at the special meeting.  A summary of the voting results for each of the proposals submitted to a vote of the Company’s shareholders at the special meeting is set forth below:

Proposal 1:  Approval of the Merger Agreement

The Company’s shareholders approved the Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 29, 2012, by and among ABB Ltd, a corporation organized under the laws of Switzerland (“ABB”), Edison Acquisition Corporation, a Tennessee corporation and an indirect wholly owned subsidiary of ABB (“Merger Sub”), and the Company, pursuant to which Merger Sub will be merged with and into the Company, with the Company surviving the merger as an indirect wholly owned subsidiary of ABB (the “Merger”).  The tabulation of votes for this proposal was as follows:

For	Against	Abstentions	Broker Non-Votes
39,877,229	164,155	152,307	0

Proposal 2:  Adjournment of the Special Meeting

Because the Company’s shareholders approved Proposal 1, the Company did not call for a vote on the proposal to adjourn the special meeting to solicit additional proxies in favor of Proposal 1.

Proposal 3:  Non-Binding Approval of Certain Compensation Relating to the Merger

The Company’s shareholders approved, on a non-binding, advisory basis, certain compensation to be paid by the Company to its named executive officers that is based on or otherwise relates to the Merger.  The tabulation of votes for this proposal was as follows:

For	Against	Abstentions	Broker Non-Votes
26,266,174	13,350,275	577,242	0

Item 8.01      Other Events.

On May 2, 2012, the Company and ABB issued a joint press release announcing the results of the shareholder votes at the special meeting.  The full text of this joint press release, a copy of which is attached hereto as Exhibit 99.1, is incorporated herein by reference.

In addition, on April 30, 2012, the Company and ABB issued a joint press release announcing that the United States Department of Justice has granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to the Merger.  The consummation of the Merger remains subject to the satisfaction of the remaining closing conditions set forth in the Merger Agreement, including the receipt of clearances from the competition authorities in the European Union and Canada.  The full text of this joint press release, a copy of which is attached hereto as Exhibit 99.2, is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Joint Press Release of the Company and ABB, dated May 2, 2012.
99.2	Joint Press Release of the Company and ABB, dated April 30, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas & Betts Corporation
(Registrant)

By:	/s/ J.N. Raines
J.N. Raines
Vice President, General Counsel
and Secretary

Date:  May 2, 2012

Exhibit Index

Exhibit	Description of Exhibits
99.1	Joint Press Release of the Company and ABB, dated May 2, 2012.
99.2	Joint Press Release of the Company and ABB, dated April 30, 2012.